Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into, on March 19, 2019, and adds and revises certain terms, effective as of the date provided below, of that employment agreement entered into, by between CrossFirst Bankshares, Inc., a corporation, incorporated under the laws of the State of Kansas, and the successor of CrossFirst Holdings, LLC (the “Company”), and David O’Toole (“Employee”) on May 1, 2015 (the “Employment Agreement”).

WHEREAS, the Company and Employee entered into the Employment Agreement for the purpose of memorializing the terms of Employee’s employment with the Company;

WHEREAS, section 4.9(b) of the Employment Agreement allows the Employment Agreement to be modified by written instrument, executed by the party against whom enforcement of such modification may be sought;

WHEREAS, the Employment Agreement provides that Employee is employed by CrossFirst Holdings, LLC, and includes several references to equity interests in CrossFirst Holdings, LLC described as “Membership Units” or simply “Units”;

WHEREAS, Crossfirst Holdings, LLC, was converted into CrossFirst Bankshares, Inc. on December 31, 2017, and equity interests in such entity were converted from membership units to shares of the Company’s common stock;

WHEREAS, the Employment Agreement contains references to one or more of the following equity incentive compensation plans in which employees of the Company previously participated but which were assumed, superseded and replaced by the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “Equity Plan”), approved by the Board of Directors of the Company on October 25, 2018: (i) the CrossFirst Holdings, LLC Unit Appreciation Rights Plan; (ii) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; and (iii) the CrossFirst Holdings, LLC Equity Incentive Plan (each a “Legacy Plan” and collectively the “Legacy Plans”);

WHEREAS, Employee was granted equity incentive compensation awards pursuant to the Employment Agreement under one or more of the Legacy Plans;

WHEREAS, Employee has entered into one or more new award agreements which reflect the fact the Equity Plan has assumed, replaced and superseded each Legacy Plan with respect to each equity incentive compensation award previously granted to Employee which remains outstanding;

WHEREAS, section 2.3(d) of the Employment Agreement provides that Employee shall be eligible for the use of an automobile for Employee’s use in connection with the Company’s business and obligates the Company to reimburse Employee for reasonable costs associated with the maintenance of such an automobile; and

WHEREAS, the Company has adopted a new automobile allowance policy, effective as of April 1, 2019, pursuant to which Employee will be paid an additional $1,500 per month to cover the expected costs of Employee’s use of an automobile in connection with the Company’s business.

NOW, THEREFORE, effective as provided below, the following amendments are hereby made to the Employment Agreement:

1.            Effective as of April 1, 2019, section 2.3(d) of the Employment Agreement is hereby deleted and replaced with the following:

(d)   AUTOMOBILE ALLOWANCE.          Company shall provide Employee with an automobile allowance of $1,500 per month, prorated for partial months worked, which shall be in lieu of any expense reimbursement for automobile or automobile-related expenditures (other than expenditures for car service or other transportation costs associated with Employee’s business travel, which shall be reimburse in accordance with the terms of Section 2.4, below) or use of a Company owned or leased vehicle.

2.            Effective as of October 25, 2018, the attached addendum is hereby added to the Employment Agreement and made a part of such Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the date set forth above.

EMPLOYEE:
CrossFirst Bankshares, Inc.
		Name:	David O’Toole
Name:	George F. Jones, Jr.
		Signature:	/s/David O’Toole
Signature	/s/George F. Jones, Jr.
Address:
Title:	President and CEO

Address:	11440 Tomahawk Creek Pkwy	Phone:
Leawood, Kansas 66211

Email:
Phone:

Fax:	913-327-1214

ADDENDUM TO EMPLOYMENT AGREEMENT

1.            REFERENCES TO EQUITY INCENTIVE COMPENSATION PLANS.  Effective as of October 25, 2018, any and all references to any of the following equity incentive compensation plans (i) the CrossFirst Holdings, LLC Unit Appreciation Rights Plan; (ii) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; or (iii) the CrossFirst Holdings, LLC Equity Incentive Plan (each a “Legacy Plan” and collectively the “Legacy Plans”) shall be a reference to the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “Equity Plan”) to reflect the fact that as of October 25, 2018, each of the Legacy Plans was assumed, superseded and replaced by the Equity Plan and Employee has executed award agreement(s) memorializing such assumption.  Notwithstanding any provision of the Equity Plan or any award agreement granted to Employee thereunder, Employee shall retain any special vesting and settlement rights specifically described in this Employment Agreement which apply to any equity incentive compensation award granted under a Legacy Plan.

2.            REFERENCES TO CROSSFIRST HOLDINGS, LLC AND MEMBERHSIP UNITS THEREOF. Effective as of December 31, 2017, any and all references to “CrossFirst Holdings, LLC” or “Membership Units” or “Units” thereof shall be a reference to “CrossFirst Bankshares, Inc.” and shares of stock thereof, respectively.